                                                                 EXHIBIT (g)(xi)

                               FORM OF SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                                     Effective Date
----                                                                     --------------
Schwab International Index Fund                                          July 21, 1993

Schwab Small-Cap Index Fund                                              October 14, 1993

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset      September 25, 1995
Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset    September 25, 1995
Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab      September 25, 1995
Asset Director-Conservative Growth Fund)

Schwab S&P 500 Fund-Investor Shares                                      February 28, 1996

Schwab S&P 500 Fund-e.Shares                                             February 28, 1996

Schwab Analytics Fund                                                    May 21, 1996

Schwab MarketManager International Portfolio (formerly known as
Schwab OneSource Portfolios-International)                               September 2, 1996

Schwab MarketManager Growth Portfolio (formerly known as Schwab          October 13, 1996
OneSource Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known as Schwab        October 13, 1996
OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab       August 3, 1997
OneSource Portfolios-Small Company)

Schwab Market Track All Equity Portfolio (formerly known as Schwab       April 16, 1998
Asset Director-Aggressive Growth Fund)

Institutional Select S&P 500 Fund                                        October 28, 1998

Institutional Select Large-Cap Value Index Fund                          October 28, 1998

Institutional Select Small-Cap Value Index Fund                          October 28, 1998

Schwab Total Stock Market Index Fund                                     April 15, 1999


                                       SCHWAB CAPITAL TRUST

                                       By:      ____________________
                                       Name:    William J. Klipp
                                       Title:   Executive Vice President
                                                and Chief Operating Officer

                                       CHARLES SCHWAB & CO., INC.

                                       By:      ____________________
                                       Name:    Colleen M. Hummer
                                       Title:   Senior Vice President

                                                                 EXHIBIT (g)(xi)

                               FORM OF SCHEDULE C
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

                                      FEES
 THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO
                 BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

FUND                                                                    FEE
----                                                                    ---
Schwab International Index Fund                                         Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets

Schwab Small-Cap Index Fund                                             Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset     Five one-hundredths of one percent (.05%) of the Fund's
Director-High Growth Fund)                                              average daily net assets

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset   Five one-hundredths of one percent (.05%) of the Fund's
Director-Balanced Growth Fund)                                          average daily net assets

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab     Five one-hundredths of one percent (.05%) of the Fund's
Asset Director-Conservative Growth Fund)                                average daily net assets

Schwab S&P 500 Fund-Investor Shares                                     Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets

Schwab S&P 500 Fund-e.Shares                                            Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets

Schwab Analytics Fund                                                   Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets.

Schwab MarketManager International Portfolio (formerly known as         Five one-hundredths of one percent (.05%) of the Fund's
Schwab OneSource Portfolios-International)                              average daily net assets.

Schwab MarketManager Growth Portfolio (formerly known as Schwab         Five one-hundredths of one percent (.05%) of the Fund's
OneSource Portfolios-Growth Allocation)                                 average daily net assets.

Schwab MarketManager Balanced Portfolio (formerly known as Schwab       Five one-hundredths of one percent (.05%) of the Fund's
OneSource Portfolios-Balanced Allocation)                               average daily net assets.

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab      Five one-hundredths of one percent (.05%) of the Fund's
OneSource Portfolios-Small Company)                                     average daily net assets.

Schwab Market Track All Equity Portfolio (formerly known as Schwab      Five one-hundredths of one percent (.05%) of the Fund's
Asset Director-Aggressive Growth Fund)                                  average daily net assets.

Institutional Select S&P 500 Fund                                       Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets.

Institutional Select Large-Cap Value Index Fund                         Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets.

Institutional Select Small-Cap Value Index Fund                         Five one-hundredths of one percent (.05%) of the Fund's
                                                                        average daily net assets.

Schwab Total Stock Market Index Fund                                    [                  ] of one percent (.__%) of the Fund's
                                                                        average daily netassets.


                                          SCHWAB CAPITAL TRUST

                                          By:     ______________________
                                          Name:   William J. Klipp
                                          Title:  Executive Vice President
                                                  and Chief Operating Officer


                                          CHARLES SCHWAB & CO., INC.

                                          By:     ______________________
                                          Name:   Colleen M. Hummer
                                          Title:  Senior Vice President